Exhibit 5
ROBINSON BRADSHAW & HINSON
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
May 8, 2009
EnPro Industries, Inc.
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209

Re:	Registration statement on Form S-8 of EnPro Industries, Inc. relating to the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan (2009 Amendment and Restatement)
Ladies and Gentlemen:
     We have served as counsel to EnPro Industries, Inc., a North Carolina corporation (the “Corporation”), in connection with the preparation by the Corporation of a registration statement on Form S-8 (the “Registration Statement”) for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 400,000 shares of the Corporation’s common stock, $.01 par value per share (the “Shares”), to be issued by the Corporation pursuant to the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan (2009 Amendment and Restatement) (the “Plan”) and the related options under the Plan and preferred stock purchase rights associated with the Shares.
     We have examined the Plan, the Restated Articles of Incorporation of the Corporation listed as an exhibit to the Registration Statement (the “Charter”), the Amended Bylaws of the Corporation listed as an exhibit to the Registration Statement (the “Bylaws”), and such other corporate and other documents and records and certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion.
     We have assumed (i) the authority and genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have assumed that the Corporation and those officers and employees who may receive awards under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.
     Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, if and when originally issued and sold by the Corporation pursuant to the terms and conditions of the Plan, and upon payment of the consideration payable therefor pursuant to the Plan, will be legally issued, fully paid and nonassessable and will represent validly authorized and outstanding shares of common stock of the Corporation.

EnPro Industries, Inc.
May 8, 2009

     The opinions expressed herein are limited to the North Carolina Business Corporation Act and the federal laws of the United States, and we express no opinion with respect to the laws of any other state or jurisdiction.
     The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act of 1933 (as amended, the “Act”) and the Charter and Bylaws not being further amended prior to the issuance of the Shares.
     This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement and pursuant to the Securities Act of 1933, as amended (the “Act”) and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours, ROBINSON, BRADSHAW & HINSON, P.A.
/s/ Robinson, Bradshaw & Hinson, P.A.